Exhibit 10.1

EXECUTION VERSION

INCREMENTAL JOINDER AGREEMENT NO. 4 AND

FOURTH AMENDMENT TO CREDIT AGREEMENT

This INCREMENTAL JOINDER AGREEMENT NO. 4 AND FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”), dated as of September 21, 2017 and effective as of the Effective Date (as hereinafter defined), is made and entered into by and among STATION CASINOS LLC, a Nevada limited liability company (the “Borrower”), the GUARANTORS party hereto, RED ROCK RESORTS, INC. (“RRR”), STATION HOLDCO LLC (“Holdco”, and together with the Borrower, the Guarantors party hereto and RRR, the “Station Parties”), each of the INCREMENTAL REVOLVING FACILITY LENDERS (as hereinafter defined) party hereto, each of the INCREMENTAL TERM A-3 FACILITY LENDERS (as hereinafter defined) party hereto, each of the REVOLVING LENDERS party hereto, each of the TERM A FACILITY LENDERS party hereto, each of the TERM A-3 FACILITY LENDERS party hereto, each of the L/C LENDERS (as hereinafter defined) party hereto and DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, as administrative agent under the Existing Credit Agreement referred to below (together with its successors and assigns in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of June 8, 2016 (as amended by that certain First Amendment to Credit Agreement, dated as of January 30, 2017, that certain Incremental Joinder Agreement, dated as of January 30, 2017, that certain Second Amendment to Credit Agreement, dated as of April 5, 2017, that certain Incremental Joinder Agreement No. 2 and Third Amendment to Credit Agreement, dated as of May 2, 2017, and that certain Incremental Joinder Agreement No. 3, dated as of May 10, 2017, and as it may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), among the Borrower, the Guarantors, the banks, financial institutions and other entities from time to time party thereto as lenders (including the L/C Lenders and the Swingline Lender), Administrative Agent, Deutsche Bank AG Cayman Islands Branch, as collateral agent, and the other parties thereto;

WHEREAS, pursuant to Section 2.12 of the Credit Agreement, the Borrower has requested that (i) those certain financial institutions party hereto and listed on Schedule A hereto (the “Incremental Revolving Facility Lenders”) provide in the aggregate $96,000,000 in Incremental Revolving Commitments having the same terms as the Closing Date Revolving Commitments, as amended hereby (the “Incremental Revolving Facility Commitments” and the loans made thereunder, the “Incremental Revolving Facility Loans”) and (ii) those certain financial institutions party hereto and listed on Schedule B hereto (the “Incremental Term A-3 Facility Lenders”) party hereto provide in the aggregate $34,029,592.94 in New Term Loan Commitments having the same terms as the existing Term A-3 Facility Commitments, as amended hereby (the “Incremental Term A-3 Facility Loan Commitments” and the loans made thereunder, the “Incremental Term A-3 Facility Loans”);

WHEREAS, the Borrower intends to, prior to, concurrently with and following the Effective Date, issue up to $550,000,000 in aggregate principal amount of new senior unsecured notes in one or more tranches (the “New Senior Notes”) which in part will constitute a Permitted Refinancing of the Senior Unsecured Notes and in part will constitute Permitted Unsecured Indebtedness;

WHEREAS, the Borrower has further requested that the Lenders party hereto agree to amend the Existing Credit Agreement subject to and in accordance with the terms and conditions set forth herein to, among other things, extend the R/C Maturity Date and the Term A Facility Maturity Date;

WHEREAS, the proceeds of the New Senior Notes and the Incremental Term A-3 Facility Loans will be used on the Effective Date to (a) repay the Borrower’s existing Senior Unsecured Notes, (b) repay the Term A-3 Facility Loans held immediately prior to the effectiveness of this Fourth Amendment by certain non-consenting Lenders, (c) repay outstanding revolving loans under the Revolving Facility to the extent of available proceeds and (d) pay fees and expenses in connection with the Transactions;

WHEREAS, pursuant to Section 13.04(b) of the Existing Credit Agreement, the Borrower may, at its option, either (a) require any Revolving Lender, Term A Facility Lender, or Term A-3 Facility Lender that does not consent to this Fourth Amendment to assign all of its rights and obligations under the Existing Credit Agreement with respect to all of such non-consenting Revolving Lender’s, Term A Facility Lender’s, or Term A-3 Facility Lender’s Revolving Loans and Revolving Commitments, Term A Facility Loans and Term A-3 Facility Loans, as applicable, to one or more assignees or (b) terminate the Commitments or prepay the Loans, as applicable, of any Revolving Lender, Term A Facility Lender or Term A-3 Facility Lender that does not consent to this Fourth Amendment and replace such terminated Commitments or prepaid Loans, as applicable, or (c) consummate any combination of clause (a) and clause (b);

WHEREAS, the Borrower has elected to apply a portion of the proceeds of the Incremental Term A-3 Facility Loans to repay and replace the Term A-3 Facility Loans held immediately prior to the effectiveness of this Fourth Amendment by certain non-consenting Lenders; and

WHEREAS, each Incremental Revolving Lender, Incremental Term A-3 Facility Lender, L/C Lender, Revolving Lender, Term A Facility Lender and Term A-3 Facility Lender party hereto and the Administrative Agent is willing, on the terms and subject to the conditions set forth below, to enter into this Fourth Amendment and to consent to the amendments of and waivers under the Amended Credit Agreement described herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. Except as otherwise expressly provided herein, capitalized terms used in this Fourth Amendment (including in the Recitals and the introductory paragraph above) shall have the meanings given in the Amended Credit Agreement (as defined below), and the rules of construction set forth in the Amended Credit Agreement shall apply to this Fourth Amendment.

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

SECTION 2.1 Amendments to Existing Credit Agreement.

(a) Subject to the conditions and upon the terms set forth in this Fourth Amendment and in reliance on the representations and warranties of the Station Parties set forth in this Fourth Amendment, the Borrower, the other Station Parties, each of the Incremental Revolving Facility Lenders, Incremental Term A-3 Facility Lenders, L/C Lenders, Revolving Lenders, Term A Facility Lenders and Term A-3 Facility Lenders party hereto and the Administrative Agent agree that on the Effective Date, simultaneously with the effectiveness of the provisions of Articles III and IV below, the Existing Credit Agreement shall be amended as set forth in Exhibit A attached hereto (double underlining indicates new language and ~~strikethrough~~ indicates language that has been deleted) (the Existing Credit Agreement, as so amended by this Fourth Amendment, the “Amended Credit Agreement”).

(b) The corresponding Annexes to the Existing Credit Agreement are hereby restated as set forth in the Amended Credit Agreement.

(c) Pursuant to Section 13.04(b)(B) of the Existing Credit Agreement and without limiting the terms thereof, the Borrower may, in its discretion, (i) require any Revolving Lender, Term A Facility Lender, or Term A-3 Facility Lender that does not consent to this Fourth Amendment to assign all of its rights and obligations under the Existing Credit Agreement with respect to all of such non-consenting Revolving Lender’s, Term A Facility Lender’s, or Term A-3 Facility Lender’s Revolving Loans and Revolving Commitments, Term A Facility Loans and Term A-3 Facility Loans, as applicable, to one or more assignees, (ii) terminate the Commitments or prepay the Loans, as applicable, of any Revolving Lender, Term A Facility Lender or Term A-3 Facility Lender, in each case that does not consent to this Fourth Amendment and replace such terminated Commitments or prepaid Loans, as applicable, or (iii) consummate any combination of clause (i) and clause (ii).

(d) The Borrower hereby elects to apply $23,125,007.85 of the principal amount of the Incremental Term A-3 Facility Loans to repay and replace a like principal amount of the Term A-3 Facility Loans held immediately prior to the effectiveness of this Fourth Amendment by certain non-consenting Lenders and hereby directs the Administrative Agent to apply the proceeds of such Incremental Term A-3 Facility Loans to repay the Term A-3 Facility Loans of such non-consenting Lenders in accordance with the terms of the Credit Agreement.

ARTICLE III

AGREEMENT TO PROVIDE NEW TERM LOAN COMMITMENTS

SECTION 3.1 Agreement to Make New Term Loans. Each Incremental Term A-3 Facility Lender hereby agrees, severally and not jointly, to provide its respective Incremental Term A-3 Facility Loan Commitment as set forth on Schedule A annexed hereto on the terms set forth in this Fourth Amendment, and its Incremental Term A-3 Facility Loan Commitment shall be binding as of the Effective Date (as defined below). Each Incremental Term A-3 Facility Lender hereby agrees, severally and not jointly, to make an Incremental Term A-3 Facility Loan to the Borrower having the same terms as the Term A-3 Facility Loans on the Effective Date in the amount of its Incremental Term A-3 Facility Loan Commitment. Additionally, by delivering its consent to this Fourth Amendment, the Declining Lender hereby agrees that effective on and as of the Effective Date, its Term A Facility Loans shall be automatically converted to Term A-3 Facility Loans having the same terms as the Term A-3 Facility Loans set forth in the Amended Credit Agreement and the other Credit Documents after giving effect to this Fourth Amendment.

SECTION 3.2 New Loans and Commitments. The Incremental Term A-3 Facility Loan Commitment of each Incremental Term A-3 Facility Lender is in addition to such Incremental Term A-3 Facility Lender’s existing Loans and Commitments under the Existing Credit Agreement, if any (which shall continue under and be subject in all respects to the Amended Credit Agreement), and, immediately after giving effect to the amendments contemplated hereby, will be subject in all respects to the terms of the Amended Credit Agreement (and, in each case, the other Credit Documents).

SECTION 3.3 Applicable Margin. The Applicable Margin for the Incremental Term A-3 Facility Loans shall be the same as the Applicable Margin with respect to the Term A-3 Facility Loans after giving effect to this Fourth Amendment.

SECTION 3.4 Maturity Date. The maturity date for the Incremental Term A-3 Facility Loans shall be the Term A Facility Maturity Date after giving effect to this Fourth Amendment.

SECTION 3.5 Principal Payments. Borrower hereby promises to pay Administrative Agent for the account of the Incremental Term A-3 Facility Lenders with Incremental Term A-3 Facility Loans in repayment of the principal of such Incremental Term A-3 Facility Loans in accordance with Section 3.01(e) and Annex C of the Amended Credit Agreement (in each case, as amended hereby). The amortization payments in Annex C of the Amended Credit Agreement (as amended hereby) include amounts due in respect of all Term A-3 Facility Loans outstanding on the Effective Date after giving effect to the transactions contemplated herein (including, for the avoidance of doubt, the Incremental Term A-3 Facility Loans).

SECTION 3.6 Incremental Term A-3 Facility Loan Commitments.

(a) This Fourth Amendment represents Borrower’s request for the Incremental Term A-3 Facility Loan Commitments to be provided on the terms set forth herein on the Effective Date and for the Incremental Term A-3 Facility Loans to be made thereunder to be funded on the Effective Date. It is the understanding, agreement and intention of the parties that all Incremental Term A-3 Facility Loans shall be part of the same Tranche of Loans as the Term A-3 Facility Loans made on the Third Amendment Effective Date and shall constitute Loans and Term A-3 Facility Loans under the Credit Documents. Any Incremental Term A-3 Facility Loans shall be subject to the provisions of the Amended Credit Agreement and the other Credit Documents and shall be on terms and conditions identical to the Term A-3 Facility Loans made in connection with the Third Amendment, as such terms and conditions are amended by this Fourth Amendment and the Amended Credit Agreement.

(b) The Incremental Term A-3 Facility Loan Commitments may be drawn in no more than a single drawing on the Effective Date. Upon such Borrowing, the Incremental Term A-3 Facility Loans so borrowed shall automatically become Loans and Term A-3 Facility Loans outstanding under the Amended Credit Agreement. The Incremental Term A-3 Facility Loan Commitments shall terminate automatically at 5:00 p.m. New York time on the Effective Date (after giving effect to the funding of the Incremental Term A-3 Facility Loans thereunder).

(c) The parties hereto agree that on and after the Effective Date, unless the context shall otherwise require, (i) the Term A-3 Facility shall constitute the “Term A Facility”, (ii) the Term A-3 Facility Commitments shall constitute “Term A Facility Commitments”, (iii) the Term A-3 Facility Lenders shall constitute “Term A Facility Lenders” and (iv) the Term A-3 Facility Loans shall constitute “Term A Facility Loans”, in each case, for all purposes of the Amended Credit Agreement and the other Credit Documents. For the avoidance of doubt, the Term A-3 Facility and Term A-3 Facility Loans shall also have all terms expressly applicable to the Term A-3 Facility and the Term A-3 Facility Loans.

SECTION 3.7 Agreements of Incremental Term A-3 Facility Lenders. Each Incremental Term A-3 Facility Lender (a) represents and warrants that it is legally authorized to enter into this Fourth Amendment; (b) confirms that it has received a copy of the Amended Credit Agreement, this Fourth Amendment and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Fourth Amendment; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes each applicable Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Amended Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to each such Agent, as applicable, by the terms thereof, together with such powers as are incidental thereto; (e) hereby affirms the acknowledgements and representations of such Incremental Term A-3 Facility Lender as a Lender contained in Section 12.07 of the Amended Credit Agreement; and (f) agrees that it will be bound by the provisions of the Amended Credit Agreement and will perform in accordance with the terms of the Amended Credit Agreement all the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a

Lender, including its obligations pursuant to Section 13.05 of the Amended Credit Agreement. Each Incremental Term A-3 Facility Lender acknowledges and agrees that upon its execution of this Fourth Amendment that such Incremental Term A-3 Facility Lender shall on and as of the Effective Date become, or continue to be, a “Term A-3 Facility Lender” under, and for all purposes of, the Amended Credit Agreement and the other Credit Documents, shall be subject to and bound by the terms thereof, shall perform all the obligations of and shall have all rights of a Lender thereunder, and shall make available such amount to fund its ratable share of outstanding Incremental Term A-3 Facility Loans on the Effective Date as the Fourth Amendment Refinancing Arranger may instruct. Each Incremental Term A-3 Facility Lender has delivered herewith to the Borrower and the Administrative Agent such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Incremental Term A-3 Facility Lender may be required to deliver to the Borrower and the Administrative Agent pursuant to Section 5.06 of the Amended Credit Agreement.

SECTION 3.8 Excess Cash Flow. Each Incremental Term A-3 Facility Lender, Term A Facility Lender and Term A-3 Facility Lender party hereto, on behalf of itself and its successors and assigns, hereby agrees and elects to decline all prepayments of the Term A Facility Loans and Term A-3 Facility Loans (including the Incremental Term A-3 Facility Loans) to be made pursuant to Section 2.10(a)(iv) of the Amended Credit Agreement from and after the Effective Date.

ARTICLE IV

AGREEMENT TO PROVIDE INCREMENTAL REVOLVING FACILITY COMMITMENTS

SECTION 4.1 Agreement to Provide Incremental Revolving Facility Commitments. Each Incremental Revolving Facility Lender hereby agrees, severally and not jointly, to provide its respective Incremental Revolving Facility Commitment as set forth on Schedule B annexed hereto on the terms set forth in this Fourth Amendment, and its Incremental Revolving Facility Commitment shall be binding as of the Effective Date.

SECTION 4.2 New Loans and Commitments. The Incremental Revolving Facility Commitment of each Incremental Revolving Facility Lender is in addition to such Incremental Revolving Facility Lender’s existing Loans and Commitments under the Existing Credit Agreement, if any (which shall continue under and be subject in all respects to the Amended Credit Agreement), and, immediately after giving effect to the amendments contemplated hereby, will be subject in all respects to the terms of the Amended Credit Agreement (and, in each case, the other Credit Documents).

SECTION 4.3 Incremental Revolving Facility Commitments.

(a) This Fourth Amendment represents Borrower’s request for Incremental Revolving Facility Commitments to be provided on the terms set forth herein on the Effective Date and for the Incremental Revolving Facility Loans to be made thereunder to be funded from time to time after the Effective Date in accordance with the Amended Credit Agreement. It is the understanding, agreement and intention of the parties that

(i) the Incremental Revolving Facility Commitments shall be part of the same Tranche of Commitments as the Closing Date Revolving Commitments and shall constitute Closing Date Revolving Commitments, Revolving Commitments and Commitments under the Credit Documents and (ii) all Incremental Revolving Facility Loans incurred pursuant to the Incremental Revolving Facility Commitments shall be part of the same Tranche of Loans as the Revolving Loans incurred pursuant the Closing Date Revolving Commitments and shall constitute Loans and Revolving Loans under the Credit Documents. The Incremental Revolving Facility Commitments and Incremental Revolving Facility Loans shall be subject to the provisions of the Amended Credit Agreement and the other Credit Documents and shall be on terms and conditions identical to the Closing Date Revolving Commitments and the Revolving Loans incurred pursuant to the Closing Date Revolving Commitments, respectively, in each case, as such terms and conditions amended by the Amended Credit Agreement and this Fourth Amendment.

(b) The Incremental Revolving Facility Commitments may be drawn from time to time after the Effective Date in accordance with Section 2.01(a) of the Amended Credit Agreement and shall terminate as set forth in Section 2.04(a)(iv) of the Amended Credit Agreement. The Incremental Revolving Facility Loans borrowed under the Incremental Revolving Facility Commitments shall be repaid in accordance with Section 3.01(a) of the Amended Credit Agreement. To the extent necessary for the Revolving Loans and participation interests in L/C Liabilities and Swingline Loans to be held by the Revolving Lenders and the Incremental Revolving Facility Lenders ratably in accordance with their respective Revolving Commitments after giving effect to this Fourth Amendment, the Revolving Lenders and Incremental Revolving Facility Lenders shall assign, transfer or purchase, as applicable, interests in the Revolving Loans, L/C Liabilities and Swingline Loans in accordance with Section 2.12(d) of the Amended Credit Agreement as if the Incremental Revolving Facility Commitments were Incremental Revolving Commitments incurred on the Effective Date.

SECTION 4.4 Agreements of Revolving Lenders. Each Incremental Revolving Facility Lender (a) represents and warrants that it is legally authorized to enter into this Fourth Amendment; (b) confirms that it has received a copy of the Amended Credit Agreement, this Fourth Amendment and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Fourth Amendment; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes each applicable Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Amended Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to each such Agent, as applicable, by the terms thereof, together with such powers as are incidental thereto; (e) hereby affirms the acknowledgements and representations of such Incremental Revolving Facility Lender as a Lender contained in Section 12.07 of the Amended Credit Agreement; and (f) agrees that it will be bound by the provisions of the Amended Credit Agreement and will perform in accordance with the terms of the Amended Credit Agreement all the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a Lender, including its obligations pursuant to Section 13.05 of the Amended Credit Agreement. Each Incremental Revolving Facility Lender acknowledges and agrees that upon its execution of this Fourth Amendment that such Incremental Revolving Facility Lender shall on and as of the Effective Date become, or continue to be, a “Revolving Lender” under, and for all purposes of, the Amended Credit Agreement and the other Credit Documents, shall be subject to and bound by the terms thereof, shall perform all the obligations of and shall have all rights of a Lender thereunder, and shall make available such amount to fund its ratable share of outstanding Incremental Revolving Facility Loans from time to time after the Effective Date in accordance with the Amended Credit Agreement. Each Incremental Revolving Facility Lender has delivered herewith to the Borrower and the Administrative Agent such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Incremental Revolving Facility Lender may be required to deliver to the Borrower and the Administrative Agent pursuant to Section 5.06 of the Amended Credit Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce (a) the Incremental Revolving Facility Lenders to provide the Incremental Revolving Facility Commitments, (b) the Incremental Term A-3 Facility Lenders to provide the Incremental Term A-3 Facility Loan Commitments and (c) the L/C Lenders, the Revolving Lenders, the Term A Facility Lenders and the Term A-3 Facility Lenders to agree to this Fourth Amendment, the Station Parties represent to the Administrative Agent, the L/C Lenders, the Incremental Revolving Facility Lenders, the Incremental Term A-3 Facility Lenders, the Revolving Lenders, the Term A Facility Lenders and the Term A-3 Facility Lenders that, as of the Effective Date and giving effect to all of the transactions occurring on the Effective Date:

SECTION 5.1 Corporate Existence. Borrower and each other Station Party (a) is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b)(i) has all requisite corporate or other power and authority, and (ii) has all governmental licenses, authorizations, consents and approvals necessary to own its Property and carry on its business as now being conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary; except, in the case of clauses (b)(ii) and (c) where the failure thereof individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.2 Action; Enforceability. Borrower and each other Station Party has all necessary corporate or other organizational power, authority and legal right to execute, deliver and perform its obligations under this Fourth Amendment and to consummate the transactions herein contemplated; the execution, delivery and performance by Borrower and each other Station Party of this Fourth Amendment and the consummation of the transactions herein contemplated have been duly authorized by all necessary corporate, partnership or other organizational action on its part; and this Fourth Amendment has been duly and validly executed and delivered by each Station Party and constitutes its legal, valid and binding obligation, enforceable against each Station Party in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability from time to time in effect affecting the enforcement of creditors’ rights and remedies and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 5.3 No Breach; No Default.

(a) None of the execution, delivery and performance by any Station Party of this Fourth Amendment nor the consummation of the transactions herein contemplated do or will (i) conflict with or result in a breach of, or require any consent (which has not been obtained and is in full force and effect) under (x) any Organizational Document of any Station Party or (y) any applicable Requirement of Law (including, without limitation, any Gaming Law) or (z) any order, writ, injunction or decree of any Governmental Authority binding on any Station Party, or tortiously interfere with, result in a breach of, or require termination of, any term or provision of any Contractual Obligation of any Station Party or (ii) constitute (with due notice or lapse of time or both) a default under any such Contractual Obligation or (iii) result in or require the creation or imposition of any Lien (except for the Liens created pursuant to the Security Documents) upon any Property of any Station Party pursuant to the terms of any such Contractual Obligation, except with respect to (i)(y), (i)(z), (ii) or (iii) which would not reasonably be expected to result in a Material Adverse Effect; and

(b) No Default or Event of Default has occurred and is continuing.

SECTION 5.4 Credit Document Representations. Each of the representations and warranties made by the Borrower or any of the other Station Parties in or pursuant to the Credit Documents to which such entity is a party, as amended hereby, are true and correct in all material respects as of such date (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect,” in which case such representations and warranties shall be true and correct in all respects), as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect,” in which case such representations and warranties shall be true and correct in all respects)).

ARTICLE VI

CONDITIONS TO THE EFFECTIVE DATE

This Fourth Amendment shall become effective on the date (the “Effective Date”) on which each of the following conditions is satisfied or waived:

SECTION 6.1 Execution of Counterparts. The Administrative Agent shall have received executed counterparts of this Fourth Amendment from each Station Party, the L/C Lenders, the Incremental Revolving Facility Lenders, the Incremental Term A-3 Facility Lenders and the Lenders who have consented hereto (constituting collectively the Required Tranche Lenders under the Existing Credit Agreement with respect to the Revolving Facility, the Term A Facility and the Term A-3 Facility).

SECTION 6.2 Consent to Amendments. At such time that this Fourth Amendment becomes effective, (i) all Term A Facility Loans are held by Term A Facility Lenders, (ii) all Term A-3 Facility Loans are held by Term A-3 Facility Lenders, (iii) all Revolving Loans and Revolving Commitments are held by Revolving Lenders and (iv) all L/C Commitments are held by L/C Lenders, in each case, who have consented to this Fourth Amendment with respect to their entire respective Term A Facility Loans, Term A-3 Facility Loans, Revolving Loans and Revolving Commitments and L/C Commitments, as applicable (after giving effect to Article II, Section 2.1(d) hereof).

SECTION 6.3 Corporate Documents. The Administrative Agent shall have received:

(a) certified true and complete copies of the Organizational Documents of each Station Party and of all corporate or other authority for each Station Party (including board of directors (or other applicable governing authority) resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of this Fourth Amendment and the extensions of credit hereunder, certified as of the Effective Date as complete and correct copies thereof by the secretary or an assistant secretary of each such Station Party (provided that, in lieu of attaching such Organizational Documents and/or evidence of incumbency, such certificate may certify that (x) since the Closing Date (or such later date on which the applicable Station Party became party to the Credit Documents), there have been no changes to the Organizational Documents of such Station Party and (y) no changes have been made to the incumbency certificate of the officers of such Station Party delivered on the Closing Date (or such later date referred to above));

(b) a certificate as to the good standing of each Station Party as of a recent date, from the Secretary of State (or other applicable Governmental Authority) of its jurisdiction of incorporation; and

(c) a customary closing certificate of a Responsible Officer of the Borrower certifying to the foregoing.

SECTION 6.4 Opinions of Counsel. The Administrative Agent shall have received a favorable written opinion of (i) Milbank, Tweed, Hadley & McCloy, special New York, Delaware and California counsel for the Station Parties and (ii) Brownstein Hyatt Farber Schreck, LLP, special Nevada counsel for the Station Parties, in each case (A) dated the Effective Date, (B) addressed to Administrative Agent and the Lenders and (C) in a form reasonably satisfactory to Administrative Agent.

SECTION 6.5 Fees, Costs and Expenses. All of the fees payable to the Fourth Amendment Arrangers in connection with this Fourth Amendment in accordance with separate fee letters entered into by the Borrower and each such Fourth Amendment Arranger (if any) and all of the reasonable and documented out-of-pocket costs and expenses (including the reasonable fees, expenses and disbursements of Latham & Watkins LLP and one local counsel in each applicable jurisdiction reasonably deemed necessary by Agents) incurred by the Agents in connection with the negotiation, preparation, execution and delivery of this Fourth Amendment and the extension of the Revolving Facility, the Term A-3 Facility and the Term A Facility and the syndication of the Incremental Term A-3 Facility Loan Commitments and the Incremental Revolving Facility Commitments shall have been paid.

SECTION 6.6 No Default or Event of Default; Representations and Warranties True. Both immediately prior to and immediately after giving effect to this Fourth Amendment and all of the transactions contemplated in connection therewith:

(a) no Event of Default shall have occurred and be continuing; and

(b) each of the representations and warranties made by the Station Parties in Article V hereof and in Article VI of the Existing Credit Agreement and in Article VI of the Amended Credit Agreement and in each of the other Credit Documents to which it is a party shall be true and correct in all material respects on and as of the Effective Date (it being understood and agreed that any such representation or warranty which by its terms is made as of an earlier date shall be required to be true and correct in all material respects only as such earlier date, and that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the applicable date).

SECTION 6.7 Flood Insurance Requirements. Administrative Agent shall have received from Borrower (i) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Real Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by Borrower and the applicable Station Party relating thereto) and (ii) if any portion of any Mortgaged Real Property is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968, the applicable Station Party shall have, with a financially sound and reputable insurer (determined at the time such insurance was obtained), flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to such Flood Insurance Laws and deliver evidence of such compliance in form and substance reasonably acceptable to Administrative Agent.

SECTION 6.8 Notice of Borrowing. Administrative Agent shall have received a Notice of Borrowing, duly completed and complying with Section 4.05 of the Existing Credit Agreement.

SECTION 6.9 Use of Proceeds. The Borrower shall apply, concurrently with the making of the Incremental Term A-3 Facility Loans, the proceeds of the Incremental Term A-3 Facility Loans and the New Senior Notes, without differentiation, to (a) repay the Borrower’s existing Senior Unsecured Notes, (b) repay the Term A-3 Facility Loans held immediately prior to the effectiveness of this Fourth Amendment by certain non-consenting Lenders, (c) repay outstanding revolving loans under the Revolving Facility to the extent of available proceeds and (d) pay fees and expenses in connection with the Transactions.

SECTION 6.10 Pro Forma Compliance. Borrower shall be in compliance with the Financial Maintenance Covenants (as in effect under the Existing Credit Agreement) on a Pro Forma Basis as of the most recent Calculation Date (calculated in accordance with Section 2.12(b)(v) of the Existing Credit Agreement) and the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower demonstrating the calculations thereof in reasonable detail.

ARTICLE VII

POST-CLOSING REQUIREMENTS

SECTION 7.1 Post-Closing Real Property. Borrower shall as soon as practicable, but not later than sixty (60) days after the Effective Date (or such later date as Administrative Agent may determine in its reasonable discretion), deliver or cause to be delivered to Collateral Agent the following items with respect to each Mortgaged Real Property, each in form and substance reasonably acceptable to Administrative Agent:

(a) an amendment to each Mortgage encumbering a Mortgaged Real Property to include the Incremental Term A-3 Facility Loans and the Incremental Revolving Facility Loans in the obligations secured by such Mortgage (the “Mortgage Amendments”), each duly executed and delivered by an authorized officer of each Credit Party party thereto and in form suitable for filing and recording in all filing or recording offices that Administrative Agent may deem necessary or desirable unless Administrative Agent is satisfied in its reasonable discretion that Mortgage Amendments are not required in order to secure the applicable Credit Party’s obligations as modified hereby;

(b) a mortgage modification endorsement or local equivalent with respect to the Mortgaged Properties, each in form and substance reasonably satisfactory to Administrative Agent, or other endorsements acceptable to Administrative Agent; and

(c) with respect to each Mortgage Amendment, legal opinions, each of which shall be addressed to Administrative Agent, Collateral Agent and the Lenders, dated the effective date of such Mortgage Amendment and covering such matters as the Administrative Agent shall reasonably request in a manner customary for transactions of this type.

SECTION 7.2 Collateral Expenses. Borrower agrees to pay all fees, costs and expenses incurred in connection with the preparation, execution, filing and recordation of the Mortgage Amendments, including, without limitation, reasonable attorneys’ fees, title insurance premiums, filing and recording fees, title insurance company coordination fees, documentary stamp, mortgage and intangible taxes, if any, and title search charges and other charges incurred in connection with the recordation of the Mortgage Amendments and the other matters described in Section 7.1.

ARTICLE VIII

VALIDITY OF OBLIGATIONS AND LIENS

SECTION 8.1 Validity of Obligations. Borrower and each Guarantor acknowledges and agrees that, both before and after giving effect to this Fourth Amendment, Borrower and each Guarantor is, jointly and severally, indebted to the Lenders and the other Secured Parties for the Obligations (including the Obligations in respect of the Incremental Revolving Facility Commitments and the Incremental Term A-3 Facility Loans provided pursuant to this Fourth Amendment), without defense, counterclaim or offset of any kind. The Borrower and each Guarantor hereby ratifies and reaffirms the validity, enforceability and binding nature of such Obligations both before and after giving effect to this Fourth Amendment (except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity).

SECTION 8.2 Validity of Liens and Credit Documents. Borrower and each other Station Party hereby ratifies and reaffirms the validity and enforceability (except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity) of the Liens and security interests granted to Collateral Agent for the benefit of the Secured Parties to secure all of the Obligations (including the Obligations in respect of the Incremental Revolving Facility Commitments and the Incremental Term A-3 Facility Loans provided pursuant to this Fourth Amendment) by Borrower and each other Station Party pursuant to the Credit Documents to which any of Borrower or such other Station Party is a party and hereby confirms and agrees that notwithstanding the effectiveness of this Fourth Amendment, and except as expressly amended by this Fourth Amendment, each such Credit Document is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1 Notice. For purposes of the Amended Credit Agreement, the initial notice address of each Incremental Revolving Facility Lender and Incremental Term A-3 Facility Lender (other than any Incremental Revolving Facility Lender or Incremental Term A-3 Facility Lender that, immediately prior to the execution of this Fourth Amendment, is a “Lender” under the Existing Credit Agreement) shall be as set forth below its signature to this Fourth Amendment.

SECTION 9.2 Amendment, Modification and Waiver. This Fourth Amendment may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of the Borrower and the Administrative Agent (acting at the direction of such Lenders as may be required under Section 13.04 of the Amended Credit Agreement).

SECTION 9.3 Entire Agreement. This Fourth Amendment, the Existing Credit Agreement and the other Credit Documents, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

SECTION 9.4 GOVERNING LAW. THIS FOURTH AMENDMENT, AND ANY CLAIMS, CONTROVERSIES, DISPUTES, OR CAUSES OF ACTION (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) BASED UPON OR RELATING TO THIS FOURTH AMENDMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PRINCIPLES THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION.

SECTION 9.5 SUBMISSION TO JURISDICTION. EACH PARTY HERETO AGREES THAT SECTION 13.09(b) OF THE EXISTING CREDIT AGREEMENT SHALL APPLY TO THIS FOURTH AMENDMENT MUTATIS MUTANDIS.

SECTION 9.6 Severability. Wherever possible, each provision of this Fourth Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Fourth Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Fourth Amendment.

SECTION 9.7 Counterparts. This Fourth Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Fourth Amendment by facsimile or other electronic transmission (including portable document format (“.pdf”) or similar format) shall be effective as delivery of a manually executed counterpart hereof.

SECTION 9.8 Lead Arrangers and Bookrunners. The Borrower has appointed Deutsche Bank Securities Inc. (the “Fourth Amendment Refinancing Arranger”), JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Citizens Bank, N.A., Credit Suisse Securities (USA) LLC, Fifth Third Bank, Macquarie Capital (USA) Inc., SunTrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC (collectively, the “Fourth Amendment Arrangers”) to act as lead arrangers and bookrunners for this Fourth Amendment. Anything herein to the contrary notwithstanding, the Fourth Amendment Arrangers shall have no powers, duties or responsibilities under this Fourth Amendment or any of the other Credit Documents, except in their respective capacities, as applicable, as the Administrative Agent, Collateral Agent, a Lender or a L/C Lender thereunder.

SECTION 9.9 LandCo Credit Agreement. The Borrower hereby notifies the Agents and the Lenders that the LandCo Credit Agreement (as defined in the Existing Credit Agreement) has been repaid in full and that LandCo Holdings (as defined in the Existing Credit Agreement) and its Subsidiaries have been designated as Restricted Subsidiaries under the Amended Credit Agreement.

SECTION 9.10 Credit Document. This Fourth Amendment shall constitute a “Credit Document” as defined in the Amended Credit Agreement.

SECTION 9.11 No Novation. This Fourth Amendment shall not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the priority of any Credit Document (as defined in the Existing Credit Agreement) or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or the instruments, documents and agreements securing the same, which shall remain in full force and effect. Nothing in this Fourth Amendment shall be construed as a release or other discharge of the Borrower or any other Station Party from any of its obligations and liabilities under the Existing Credit Agreement or the other Credit Documents (as defined in the Existing Credit Agreement).

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IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be duly executed as of the day and year first above written, to be effective as of the Effective Date.

Borrower:

STATION CASINOS LLC

By:	/s/Stephen L. Cootey
Name:	Stephen L. Cootey
Title:	Executive Vice President, Chief Financial Officer & Treasurer

[Signature Page to Fourth Amendment]

NP BOULDER LLC

NP CENTERLINE HOLDINGS LLC

NP DURANGO LLC

NP FIESTA LLC

NP INSPIRADA LLC

NP IP HOLDINGS LLC

NP LAKE MEAD LLC

NP MT. ROSE LLC

NP OPCO HOLDINGS LLC

NP OPCO LLC

NP PALACE LLC

NP RED ROCK LLC

NP RENO CONVENTION CENTER LLC

NP RANCHO LLC

NP SANTA FE LLC

NP SONOMA LAND HOLDINGS LLC

NP STEAMBOAT LLC

NP SUNSET LLC

NP TEXAS LLC

NP TOWN CENTER LLC

STATION GVR ACQUISITION, LLC

FERTITTA ENTERTAINMENT LLC

FE LANDCO MANAGEMENT LLC

RRR PALMS LLC

FIESTA PARENTCO, L.L.C.

FP HOLDINGS, L.P.

FP HOLDCO, L.L.C.

FPIII, L.L.C.

PALMS PLACE, LLC

PPII HOLDINGS, L.L.C.

N-M VENTURES LLC

N-M VENTURES II LLC

PALMS LEASECO LLC

NP LANDCO HOLDCO LLC

NP TROPICANA LLC

CV PROPCO, LLC

By:	/s/Stephen L. Cootey
Name:	Stephen L. Cootey
Title:	Authorized Person

[Signature Page to Fourth Amendment]

SC MADERA DEVELOPMENT, LLC SC MADERA MANAGEMENT, LLC SC MICHIGAN, LLC SC SONOMA DEVELOPMENT, LLC SC SONOMA MANAGEMENT, LLC

By:	/s/Frank J. Fertitta III
Name:	Frank J. Fertitta III
Title:	President

[Signature Page to Fourth Amendment]

RED ROCK RESORTS, INC. STATION HOLDCO LLC

By:	/s/ Stephen L. Cootey
Name:	Stephen L. Cootey
Title:	Executive Vice President, Chief Financial Officer & Treasurer

[Signature Page to Fourth Amendment]

Acknowledged and Agreed by:

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, as Administrative Agent

By:	/s/ Ian Dorrington
Name:	Ian Dorrington
Title:	Managing Director

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Managing Director

[Signature Page to Fourth Amendment]

SCHEDULE A

Incremental Revolving Facility Commitments

Name of Incremental Revolving Facility Lender	Amount
Wells Fargo Bank, N.A.	$96,000,000.00

Total:	$96,000,000.00

SCHEDULE B

Incremental Term A-3 Facility Loan Commitments

Name of Incremental Term A-3 Facility Lender	Amount
Deutsche Bank AG Cayman Islands Branch	$5,029,592.94
Wells Fargo Bank, N.A.	$29,000,000.00

Total:	$34,029,592.94

EXHIBIT A

Amendments to Existing Credit Agreement

[See Attached]